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                                                                    EXHIBIT 10.2
                                                                    ------------
                                 LOAN AGREEMENT
                                 --------------

     THIS AGREEMENT is made and entered into as of the 10th day of December, 1993, by and between BARNETT BANK OF SOUTHWEST FLORIDA (the "Lender"), a Florida State banking corporation, and BANK OF COLORADO HOLDING COMPANY, a Colorado corporation (the "Borrower").

                                    RECITALS

     E.B. Chester and Byron A. Rose (the "Original Borrowers") and the Lender entered into a certain Loan Agreement dated as of March 10, 1989 (as subsequently amended from time to time, the "Original Loan Agreement"), pursuant to which the Lender agreed to lend $2,000,000 to the Original Borrowers to finance the acquisition by the Original Borrowers of substantially all of the issued and outstanding capital stock of Vail National Bank, a banking association organized under the laws of the United States ("VNB") .

     The Original Borrowers and other shareholders of VNB (the "Shareholders") wish to reorganize VNB as a wholly-owned subsidiary of the Borrower (the "Reorganization"), and the Federal Reserve Board issued its approval of the Reorganization on November 2, 1993.

     The Borrower wishes to obtain from the Lender a term loan in the principal amount of $1,950,000 to purchase the shares of VNB's capital stock currently held by the Shareholders and otherwise finance the Reorganization, and the Lender, on the terms and conditions hereinafter set forth, is willing to lend such sum to the Borrower.

     NOW THEREFORE, for and in consideration of these premises and the mutual agreements, warranties and representations herein made, the Lender and the Borrower agree as follows:

                            ARTICLE I - DEFINITIONS

     1.1 "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with the Borrower.

     1.2. "Borrower" means Bank of Colorado Holding Company, a Colorado corporation.

     1.3. "Capital" means all primary capital or all primary components of capital, including loan loss reserve, as defined from time to time by VNB's primary federal regulator (as the case may be).

     1.4. "Collateral" means and includes all property assigned or pledged to the Lender or in which the Lender has been granted a security interest or to which the Lender has been granted security title under this Agreement or the other Financing Documents and the proceeds thereof.

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     1.5.   "Financing Documents" means and includes this Agreement, the Note, the Pledge Agreement, and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

     1.6. "Lender" means Barnett Bank of Southwest Florida, a Florida State banking corporation, and shall include transferees, assignees and successors of the Lender.

     1.7. "Liabilities" means all indebtedness, liabilities, and obligations of the Borrower of any nature whatsoever which arise under or are evidenced by this Agreement, the Note or any of the other Financing Documents and which the Lender may now or hereafter have, own or hold, and which are now or hereafter owing to the Lender regardless of however and whenever created, arising or evidenced, whether now, heretofore or hereafter incurred, whether now, heretofore or hereafter due and payable, whether alone or together with another or others, whether direct or indirect, primary or secondary, absolute or contingent, or joint or several, and whether as principal, maker, endorser, guarantor, surety or otherwise, and also regardless of whether such Liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including without limitation the Note and any extensions, renewals, modifications or substitutions thereof or therefor.

     1.8.  Loan" shall have the meaning set forth in Section 2.1 hereof.

     1.9.  "Note" shall have the meaning set forth in Section 2.2 hereof.

     1.10. "Original Loan Agreement" shall have the meaning set forth in the first Recital paragraph hereof.

     1.11. "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.12. "Pledge Agreement" shall have the meaning set forth in Section 2.S hereof.

     1.13. "Reorganization" shall have the meaning set forth in the second Recital paragraph of this Agreement.

     1.14. "Shareholders" shall have the meaning set forth in the second Recital paragraph of this Agreement.

     1.15. "VNB Stock" means all of the issued and outstanding capital stock of VNB after the Reorganization.

     1.16. "VNB" means Vail National Bank, a banking association organized under the laws of the United States.

     1.17. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect from time to time.

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     1.18. All rights of the Lender under the Financing Documents shall inure to the benefit of its transferees, successors and assigns. All obligations of the Borrower under the Financing Documents shall bind its heirs, legal representatives, successors and permitted assigns.

                             ARTICLE II - THE LOAN

     2.1. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower the principal sum of $1,950,000 (the "Loan").

     2.2. The Loan shall be evidenced by a promissory note, in form and substance satisfactory to the Lender, duly executed and delivered by the Borrower in favor of the Lender. Said promissory note or any extensions, renewals, modifications or substitutions thereof or therefor which is in effect at any particular time is hereinafter called the "Note." The Note shall provide that:

          (a) The Loan shall bear interest at a rate per annum, calculated on the basis of a 360-day year and actual days elapsed, equal to the Prime Rate Basis (as defined in the Note) with a minimum interest rate of seven percent (7%) per annum and a maximum interest rate of thirteen percent (13%) per annum.

          (b) Principal shall be payable in quarterly installments of $50,000 each, together with all accrued interest, on March 31, June 30, September 30, and December 31 of each year commencing on March 31, 1994, and with a final payment of all principal, interest, and all other Liabilities then outstanding due on December 10, 1998.

          (c) Upon any sale or other disposition of the VNB Stock or substantially all of the assets of the Borrower or VNB, in either case which requires the filing of (i) a notice under the Change of Bank Control Act (as amended from time to time, or any successor thereto) or (ii) an application under the Federal Bank Holding Company Act (as amended from time to time, or any successor thereto), the Borrower shall, immediately upon its receipt of the proceeds of such sale or other disposition, cause the Liabilities to be paid in full to the Lender.

          (d) No penalty or premium shall be imposed for the prepayment in whole or in part of the principal balance of the Loan. Each such prepayment shall be applied first to accrued interest on the date of prepayment and thereafter to principal in inverse order of maturity.

In the event of conflict between the terms of this Section 2.2 and those of the Note, the Note shall control.

     2.3. The proceeds of the Loan shall be used by the Borrower to purchase the shares of capital stock of VNB currently held by the Shareholders and otherwise finance the Reorganization.

     2.4. The Borrower agrees to pay to the Lender a one-time up-front fee for the Lender's making its commitment hereunder available to the Borrower, equal to one percent (1%) of the original loan amount, or $19,500, $5,000 of which has previously been paid to the Lender, leaving

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a balance of $14,500 which shall be due and payable at closing and shall be fully earned when due and non-refundable when paid.

     2.5. To secure the repayment of the Loan, the Borrower shall execute and deliver to the Lender a pledge agreement (the "Pledge Agreement") in form and substance satisfactory to the Lender and pursuant to which the Borrower shall pledge to the Lender, and grant to the Lender a security interest in, the VNB Stock. On the day the Loan is made, the Borrower shall deliver to the Lender the certificate(s) representing the VNB Stock together with stock transfer powers for same, in form and substance satisfactory to the Lender. If, at any time prior to repayment in full of the Loan, the Borrower acquires any additional shares of the capital stock of VNB, or any warrants, options, subscriptions or other rights to acquire additional shares of the capital stock of VNB, the Borrower shall promptly deliver certificates evidencing such shares of capital stock or any documents evidencing such warrants, options, subscriptions or other rights to acquire additional shares of capital stock of VNB to the Lender and such additional shares or other documents shall be added to the collateral already pledged to the Lender under the Pledge Agreement, and the Lender shall have a security interest in such additional shares or other documents.

     2.6. In connection with the Loan, the Borrower also will deliver to the Lender other agreements or instruments specified in Section 6.4 hereof and such other documents as may be reasonably required by the Lender.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that each of the following is true, correct, complete and accurate in all respects:

     3.1. The Borrower is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. VNB is a banking association duly organized, validly existing and in good standing under the laws of the United States having the Borrower as its majority shareholder. Each of the Borrower and VNB has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

     3.2. The quarterly financial statements of VNB dated September 30, 1993, which have been delivered to the Lender, present fairly the financial condition of VNB as of the date indicated therein.

     3.3. Execution, delivery and performance by the Borrower of each and every one of the Financing Documents do not violate any provision of law or regulations and will not result in a breach of or constitute a default under any agreement, indenture or other instrument to which the Borrower is a party or by which the Borrower is bound.

     3.4. Except for the security interest created by the Pledge Agreement, the Borrower owns the VNB Stock free and clear of all liens, charges and encumbrances. The VNB Stock is

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duly issued, fully paid and non-assessable, and the Borrower has the unencumbered right to pledge the VNB Stock.

     3.5. There is no claim, action, suit, arbitration, investigation, condemnation or other proceeding at law or in equity, or by or before any federal, state, local or other governmental agency, or by or before any other agency or arbitrator, nor is there any judgment, order, writ, injunction or decree of any court pending, anticipated or threatened against the Borrower or VNB or against any properties or assets which might have a material adverse effect on the Borrower's or VNB's properties or assets, or which might call into question the validity or enforceability of any of the Financing Documents, or which might involve the alleged violation by the Borrower or VNB of any federal, state, local or other law, rule or regulation.

     3.6. No consent, approval, order, authorization, designation, registration, declaration, or filing with or of any federal, state, local, or other governmental authority or public body on the part of the Borrower or VNB is required in connection with the Borrower's execution, delivery or performance of any of the Financing Documents or, if required, all such prerequisites have been, or as of the date the Loan is advanced will be, fully satisfied. Without limiting the generality of the foregoing, the Borrower has (or, as of the date the Loan is advanced, the Borrower will have) received all authorizations, consents or approvals of all governmental agencies, authorities or bodies required under applicable federal or state law for its acquisition of the VNB Stock, and a true and correct copy of each such authorization, consent and approval has been or will be delivered by the Borrower to the Lender prior to the Loan's funding, and all required waiting periods with respect thereto have (or, as of the date the Loan is advanced, will have) expired without comment or objection. All conditions or requirements (if any) imposed by each governmental agency, authority or body in connection with its approval have been (or, as of the date the Loan is advanced, will have been) met.

     3.7. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and the Borrower does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Note to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. Neither the making of the Loan nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

                       ARTICLE IV - AFFIRMATIVE COVENANTS

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     For so long as this Agreement is in effect, and unless the Lender expressly consents in writing otherwise or to the contrary, the Borrower hereby expressly covenants and agrees as follows:

     4.1. Upon request of the Lender, the Borrower shall, and shall cause VNB to, make available its officers and employees to the Lender to discuss the financial affairs of the Borrower and VNB, as applicable, at such reasonable times and intervals as the Lender may request, and the Borrower shall promptly confirm or furnish in reasonable detail whatever information relative to the Borrower and VNB as the Lender or the Lender's authorized representative, auditor or counsel may request.

     4.2. The Borrower shall promptly furnish to the Lender: (1) Not later than ninety (90) days after and as of the end of each fiscal year, audited consolidated and consolidating financial statements of the Borrower and VNB, to include a balance sheet and statement of income and stockholders' equity, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by an independent accounting firm; (2) Not later than thirty (30) days after and as of the end of each of the first three (3) quarters of each fiscal year, unaudited consolidated and consolidating financial statements of the Borrower and VNB, to include a balance sheet and statement of income and stockholders' equity, all in reasonable detail, prepared in accordance with generally accepted accounting principles (subject to changes resulting from year-end adjustments), and certified by the chief financial officer of each of the Borrower and VNB; (3) Not later than thirty (30) days after and as of the end of each of the first three (3) quarters of each year, copies of the Report of Condition and the Report of Income and Dividends of VNB as filed by it with the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency; (4) Not later than thirty (30) days after and as of the end of each fiscal quarter a certificate signed by an officer of the Borrower and VNB as to compliance by the Borrower and VNB with the covenants contained in Article IV and Article V of this Agreement and setting forth the calculations necessary to demonstrate compliance with Sections 5.1, 5.2 and 5.3 hereof as of the end of the applicable fiscal quarter; (5) Immediately after the occurrence of a material adverse change in the business, properties, condition, management or prospects, financial or otherwise, of the Borrower or VNB, a statement of the Borrower's or VNB's chief executive officer or chief financial officer setting forth in reasonable detail such change and the action which the Borrower and VNB propose to take with respect thereto; (6) From time to time upon request of the Lender, such other information relating to the operations, business, condition, management, properties and prospects of the Borrower and VNB as the Lender may request; and (7) Notice of any supervisory or enforcement action brought against the Borrower or VNB.

     4.3. The Borrower shall, and shall cause VNB to, punctually pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, as well as all claims of any kind which, if unpaid, might by law become a lien or charge upon its property, except taxes, assessments, charges, levies or claims which are in good faith being timely litigated or otherwise properly contested by the Borrower or VNB and as to which the contestant has established an adequate reserve on its books.

     4.4. The Borrower shall, and shall cause VNB to, comply in all material respects with the requirements of all provisions of constitutions, statutes, rules, regulations and orders of

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governmental bodies or regulatory agencies applicable to it, and all orders and decrees of all courts and arbitrators in proceedings or actions to which it is a party or by which it is bound.

     4.5. The Borrower shall cause VNB to maintain an adequate reserve for loan losses that at all times shall be maintained at a level satisfactory to VNB's primary regulator.

     4.6. The Borrower shall cause VNB to insure that the financial and managerial condition of VNB shall be maintained in compliance with all regulatory standards and guidelines such that VNB's overall CAMEL rating shall not be worse than 3.

     4.7. The Borrower shall cause VNB's compensation programs, including benefit and perquisite plans, director's fees, retainers and other compensation, to be maintained at prudent levels, comparable to peer groups in the market area.

     4.8. The Borrower shall furnish to the Lender, not later than February 28, 1994, pro forma financial statements of the Borrower, which pro forma financial statements shall be in form and substance reasonably satisfactory to the Lender.

                         ARTICLE V - NEGATIVE COVENANTS

     For so long as this Agreement is in effect, and unless the Lender expressly consents in writing otherwise or to the contrary, the Borrower hereby expressly covenants and agrees to the following negative covenants:

     5.1. The Borrower shall not at any time permit the ratio of VNB's Capital to total assets (the "Capital Ratio") during the term of this Agreement to be less than the greater of (a) seven percent (7%) or (b) the minimum Capital Ratio then required by VNB's primary federal regulator.

     5.2. The Borrower shall not permit the Debt Service Coverage Ratio to be less than 1.25:1.00 as of the end of each of its fiscal quarters. "Debt Service Coverage Ratio" shall mean the ratio obtained by dividing (a) the amount of the net income of VNB available under state or federal laws or regulations for the payment of dividends to the shareholders of VNB during the Period plus depreciation and amortization for such Period, by (b) the aggregate of all principal and interest paid or due by the Borrower during the Period with respect to indebtedness for borrowed money. "Period" shall mean the four fiscal quarter period ending on the last day of the fiscal quarter of the Borrower being tested; provided, however, that with respect to the first three fiscal quarters after the date hereof, "Period" shall mean the period beginning on the date hereof and ending on the last day of the fiscal quarter of the Borrower being tested.

     5.3. The Borrower shall not permit VNB to have a total shareholders equity at any time of less than $5,400,000.

     5.4. The Borrower shall not, and shall not permit VNB to, incur, create, assume or permit to exist any indebtedness or liability for borrowed money other than to the Lender or the Borrower, except that this covenant shall not apply to deposits, repurchase agreements and other banking transactions entered into by VNB in the ordinary course of its businesses.

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     5.5.   The Borrower shall not, and shall not permit VNB to, in any manner, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any notes, obligations, or other indebtedness of any other Person except in connection with the depositing of checks in the normal and ordinary course of business.

     5.6. The Borrower shall not, and shall not permit VNB to, (a) transfer all or substantially all of its assets to, consolidate with or merge with any other Person, (b) acquire all or substantially all of the properties or capital stock of any other Person, (c) create any subsidiary or enter into any partnership or joint venture, or (d) change or amend VNB' s articles of association in any way which would change the voting rights of the VNB Stock or result in the VNB Stock constituting less than 100% (except as otherwise provided in Section 5.7 hereof) of the total outstanding shares of VNB' s capital stock which has voting power under general circumstances; provided, however, that VNB may open and operate branch offices.

     5.7. The Borrower shall not and shall not permit VNB (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock except that (a) VNB may issue or sell shares of its stock (i) to the Borrower and (ii) to full-time employees as part of a bona fide stock option plan, and (b) the Borrower may issue or sell shares of its stock to Lisa Dillon and Branson Hobbs such that the aggregate number of shares held by such Persons does not exceed 1700 shares, or 1.3% of the outstanding shares, of the Borrower's capital stock.

     5.8. The Borrower shall not, and shall not permit VNB to, incur or suffer to exist any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as such Act may be amended ("ERISA"), or incur any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA).

     5.9. The Borrower shall not permit VNB to pay any dividends, make any distributions, pay any management fees or otherwise transfer any assets to the Borrower or any other shareholders; provided that, subject to the other provisions hereof, VNB shall be entitled to distribute to the Borrower (a) to the extent permitted by applicable regulations or laws, dividends or other distributions not in excess of VNB's earnings, and (b) special dividends to service or prepay the indebtedness to the Lender provided for herein.

     5.10. The Borrower shall not permit VNB to invest in any entity which engages in nonbanking activities.

     5.11. Neither the Borrower nor VNB shall at any time engage in any transaction with an Affiliate, nor make an assignment or other transfer of any of its properties or assets to any Affiliate, except for the provision of routine services and ordinary banking transactions other than loans, all of which shall be on terms less advantageous to the Borrower or VNB than would be the case if such transaction had been affected with a non-Affiliate.

                       ARTICLE VI - CONDITIONS PRECEDENT

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     All of the Lender's obligations under this Agreement, including without limitation any obligation to make the Loan to the Borrower, are subject to the prior fulfillment of each of the following conditions, and the Borrower shall exert its best efforts to cause each of the following conditions to be so fulfilled:

     6.1. All representations and warranties of the Borrower contained in this Agreement and in each and every one of the other Financing Documents shall be true, correct, complete and accurate in all respects on and as of the date the Loan is advanced.

     6.2. Each of the Borrower and VNB shall have duly and properly performed in all respects all covenants, agreements, and obligations required by the terms of this Agreement or any of the other Financing Documents to be performed by the Borrower or VNB.

     6.3. Neither the Borrower nor VNB shall have taken or permitted to be taken any actions which would conflict with any of the provisions of Article IV or Article V of this Agreement.

     6.4. The Borrower shall have delivered, or shall have caused to be delivered, to the Lender the following described documents:

     (a)  this Agreement duly executed by the Borrower;

     (b)  the Note duly executed by the Borrower;

     (c)  the Pledge Agreement duly executed by the Borrower;

     (d) the certificates representing the VNB Stock together with a stock power for each certificate duly executed by the Borrower;

     (e) the loan certificate of the Borrower, including a certificate of incumbency, together with appropriate attachments which shall include, without limitation, the following: (i) the articles of incorporation of the Borrower, certified by the Colorado Secretary of State; (ii) the by-laws of the Borrower;
(iii) a good standing certificate for the Borrower from the State of Colorado;
(iv) a copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance by the Borrower of each of the Financing Documents to which it is a party; (v) a true, complete and correct copy of any shareholders' agreement or voting trust agreement with respect to the shares of stock of the Borrower; and (vi) the charter documents of VNB, together with a copy of all documents executed and/or delivered in connection with the Reorganization;

     (f) the opinion of Kilpatrick & Cody, counsel to the Borrower and VNB, addressed to the Lender and satisfactory to the Lender, dated the date hereof; and

     (g) such other documents, instruments and agreements as may be reasonably required by the Lender or the Lender's counsel in connection the Loan hereunder.

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     6.5.   No Event of Default or event which, with the giving of notice or passage of time (or both), would constitute an Event of Default under the terms of this Agreement, shall have occurred.

     6.6. All other matters incidental to the Loan hereunder shall be satisfactory to the Lender, including, without limitation, the most recently prepared financial statements (including, without limitation, any pro forma financial statements) of the Borrower and VNB.

     6.7. The Lender shall have received evidence satisfactory to it that the Federal Reserve Board has approved the transfer to the Borrower of the stock of VNB currently held by the Shareholders, all required waiting periods with respect thereto shall have expired (without comment or objection), and all conditions or requirements imposed by any governmental agency, authority or body in connection with such approval shall have been met or fulfilled.

     6.8. All obligations of the Original Borrowers under the Original Loan Agreement and all documents executed in connection therewith (collectively, the "Original Loan Documents") shall have been paid and performed in full, and the Original Loan Documents shall have been terminated and cancelled.

                        ARTICLE VII - EVENTS OF DEFAULT

     The occurrence of any one or more of the following events will constitute an event of default (herein called an "Event of Default") by the Borrower under this Agreement:

     7.1. Failure of the Borrower punctually to make payment of any amount payable, whether principal or interest, on any of the Liabilities within 5 days after the same becomes due and payable, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration or otherwise.

     7.2. If any statement, representation, or warranty of the Borrower made in this Agreement or in any of the other Financing Documents at any time furnished by or on behalf of the Borrower to the Lender proves to have been untrue, incorrect, misleading, or incomplete in any material respect as of the date made.

     7.3. Failure of the Borrower punctually and fully to perform, observe, discharge or comply with any of the covenants set forth in Sections 4.5, 4.6, 4.7, 5.1, 5.2, 5.3, 5.10 or 5.11 of this Agreement.

     7.4. Failure of the Borrower punctually and fully to perform, observe, discharge or comply with any of the other covenants set forth in this Agreement, which failure is not cured within thirty (30) days after notice from the Lender to the Borrower.

     7.5. The occurrence of a default, an event of default or an Event of Default under any of the other Financing Documents.

     7.6. If the Borrower or VNB becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by the Borrower or VNB seeking its dissolution or

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liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if the Borrower or VNB commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by the Borrower or VNB for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by the Borrower or VNB seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

     7.7. If any action is brought against the Borrower or VNB seeking its dissolution or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and such action is consented to or acquiesced in by the Borrower or VNB or is not dismissed within 90 days of the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against the Borrower or VNB and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by the Borrower or VNB or is not dismissed within 90 days of the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against the Borrower or VNB for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by the Borrower or VNB or is not dismissed within 90 days of the date upon which it was instituted; or if any action or petition is otherwise brought against the Borrower or VNB seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by the Borrower or VNB or is not dismissed within 90 days of the date upon which it was brought.

     7.8. If a "change of control," as defined in the Bank Holding Company Act of 1956, as amended, of VNB occurs.

                      ARTICLE VIII - REMEDIES UPON DEFAULT

     8.1.   Upon the occurrence of an Event of Default:

          (a) Any of the Liabilities may (notwithstanding any provisions contained therein or herein to the contrary), at the option of the Lender and without presentment, demand, notice or protest of any kind (all of which are expressly waived by the Borrower in this Agreement), be declared due and payable, whereupon they immediately will become due and payable.

          (b) The Lender may also, at its option, and without notice or demand of any kind, exercise from time to time any and all rights and remedies available to it under this Agreement or under any of the other Financing Documents, as well as exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to the Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral.

          (c) The Borrower shall pay all of the reasonable costs and expenses incurred by the Lender in enforcing its rights under this Agreement and the other Financing Documents. In

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

the event any claim under this Agreement or under any of the other Financing Documents is referred to an attorney for collection, or collected by or through an attorney at law, the Borrower will be liable to the Lender for all expenses incurred by it in seeking to collect the Liabilities or to enforce its rights hereunder, in the other Financing Documents or in the Collateral, including, without limitation, reasonable attorneys' fees (but not to exceed actual fees incurred).

          (d) Notwithstanding anything herein to the contrary, unless an Event of Default occurs under Section 7.6, 7.7 or 7.8 above, the Lender shall give the Borrower not less than 30 days prior written notice before it exercises any of its rights and remedies under this Article VIII or under any of the other Financing Documents and the Borrower shall have the opportunity during such 30-day period to cure any existing Event of Default.

     8.2. Any proceeds from disposition of any of the Collateral may be applied by the Lender first to the payment of all expenses and costs actually incurred by the Lender in collecting such Liabilities, in enforcing the rights of the Lender under each and every one of the Financing Documents and in collecting, retaking, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including, without limitation, reasonable attorneys' fees (but not to exceed actual fees incurred) as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by the Lender toward the payment of such of the Liabilities and in such order of application as the Lender may from time to time elect. The Lender shall pay the surplus, if any, to the Borrower.

                           ARTICLE IX - MISCELLANEOUS

     9.1.   Time is of the essence of this Agreement.

     9.2. This Agreement, together with all of the other Financing Documents, supersedes all prior discussions, understandings and agreements by and between the Borrower and the Lender with respect to the Loan and the Collateral, and together they constitute the sole and entire agreement between the parties.

     9.3. This Agreement and the security interests and security title conveyed under the Financing Documents shall remain in full force and effect until such time as (i) the Liabilities are repaid in full, (ii) the Lender is under no obligation to make loans or other financial accommodations to the Borrower, and (iii) either party in writing notifies the other that it is thereby terminating this Agreement.

     9.4. The Lender will not be deemed as a consequence of any act, delay, failure, omission, or forbearance (including without limitation failure to exercise its rights of accelerating the maturity of any of the Liabilities or other indulgences granted from time to time by the Lender) or for any other reason: (1) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement or under any of the other Financing Documents, or (2) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement or of any of the other Financing Documents unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of the Lender. No single or partial exercise by the Lender of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion.

     9.5. Except as provided otherwise in this Agreement, all notices and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to the Lender or to the Borrower at their respective addresses set forth below, such notices, demands and other communications are to be deemed to have been delivered on the second business day after being so posted. If sent by reputable commercial overnight delivery service or telecopy addressed to the Lender or the Borrower at their respective addresses set forth below, such notices, demands and other communications are to be deemed to have been delivered one (1) business day after being delivered to such delivery service or sent by telecopy. Either the Lender or the Borrower may, by written notice to the other, designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.

     9.6. The Borrower may not, without the consent of the Lender, assign any of its rights or duties hereunder or under any of the other Financing Documents.

     9.7. This Agreement and all of the other Financing Documents have been made and delivered in the State of Georgia, and the terms, provisions and performance thereof are in all respects, including without limitation all matters of construction, interpretation, validity, enforcement, and performance, to be construed in accordance with and governed by the laws of that State, including without limitation the Uniform Commercial Code of Georgia, as amended and in effect on the date of this Agreement. Wherever possible, each provision of this Agreement and of each and every one of the other Financing Documents is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision thereof is prohibited or invalid under such law, such provision is to be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or of any of the other Financing Documents.

     9.8. "Herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, paragraph, section or other subdivision.

     9.9. The titles of the Articles appear as a matter of convenience only and shall not affect the interpretation hereof.

     9.10. Words importing the singular number shall include the plural number and vice versa, and pronouns used shall be deemed to cover all genders.

     9.11.   The Borrower agrees to promptly pay:

          (a) All reasonable out-of-pocket expenses of the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Financing Documents, the transactions contemplated hereunder and thereunder, and the making of the Loan, including, but not limited to the reasonable and customary fees and disbursements of counsel for the Lender;

         (b) All reasonable out-of-pocket expenses of the Lender in connection with the preparation and negotiation of any waiver, amendment, or consent relating to this Agreement or the other Financing Documents whether or not executed, including, but not limited to, the reasonable and customary fees and disbursements of counsel for the Lender; and

         (c) All reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Note, which in each case shall include reasonable and customary fees and out-of-pocket expenses of counsel for the Lender, and the fees and out-of-pocket expenses of any experts, agents, or consultants of the Lender.

     9.12. Any brokerage commission or finder's fee payable to any Person in connection with the transactions contemplated herein shall be payable by the Borrower or VNB, or both of them, and not by the Lender. The Borrower hereby indemnifies and agrees to hold the Lender harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Lender in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or finder or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Financing Document or the consummation of the transactions contemplated herein or therein.

     IN WITNESS WHEREOF, the Lender has executed this Agreement, and the Borrower has executed this Agreement under seal, all as of the day and year first above written.

                      BORROWER:

                      BANK OF COLORADO HOLDING COMPANY, a Colorado corporation


                      By:  /s/ Lisa M. Dillon
                         ------------------------------
                      Title:   President
                            ---------------------------
                      [CORPORATE SEAL]


                      Attest:   /s/ Samantha Diedrich
                             --------------------------
                      Title:  Vice President/Secretary
                            ---------------------------
                      Address: 108 South Frontage Road West
                               Vail, Colorado 81657


                      LENDER:

                      BARNETT BANK OF SOUTHWEST FLORIDA

                      By:   /s/
                         ------------------------------
                      Title:  Vice President
                            ---------------------------
                      Address:  Barnett Bank of S.W. Florida
                                P.O. Box 1478
                                Sarasota, FL 34230

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